UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2010

PIMI AGRO CLEANTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158986	26-4684680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

269 South Beverly Drive, Suite 1091
Beverly Hills, California 90212
 (Address of principal executive offices) (zip code)

(310) 203-8278
 (Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2010, Pimi Agro Cleantech, Inc. (the “Company”) closed a private placement (the “Offering”) of 335,108 shares of common stock and warrants to purchase 335,108 shares of common stock (collectively, the “Securities”) to 11 investors (the “Investors”), all of whom are existing shareholders of the Company, for aggregate gross proceeds of $201,066 pursuant to a Securities Purchase Agreement and Warrant Agreement. Each unit of the Offering (“Unit”) was offered at a purchase price of $0.60 per Unit, and consisted of one share of common stock and one warrant, exercisable at $0.90 for a period of two years.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) for the private placement of the above-referenced Securities pursuant to Regulation S promulgated under the Securities Act and Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The Investors had access to sufficient information regarding the Company so as to make an informed investment decision. In addition, the Company had a reasonable basis to believe that each purchaser had the requisite sophistication to make an investment in the Company's Securities.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement dated August 24, 2010.

10.2	Form of Warrant dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIMI AGRO CLEANTECH, INC.

Dated: August 30, 2010	By:	/s/ Youval Saly
Name: Youval Saly
Title: Chief Executive Officer